EXHIBIT 99.3

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
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                                                                    Exhibit 99.3

                               NETOPS CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT, made as of ___________ (the "Effective Date") is between NetOps Corporation, a Delaware corporation (the "Corporation"), and___________________ (the "Optionee").

                                    RECITALS

      The Corporation and the Optionee desire to enter into an agreement providing for the grant by the Corporation to the Optionee of an option to purchase shares of the Corporation's common stock, no par value (the "Common Stock"). All of such shares of Common Stock and all shares of Common Stock hereafter acquired by the Optionee are referred to in this Agreement as "Employee Stock."

      The option granted hereunder is granted pursuant to the NetOps Corporation's 1997 Long-Term Incentive Plan' a copy of which is attached hereto as Exhibit A (the "Plan"), and is intended to be considered a "non-qualified stock option" thereunder. The Option is subject to the terms of the Plan and in the event of any inconsistencies between the Plan and this Agreement, the Plan will control. Capitalized terms used herein not otherwise defined herein shall have the same meaning as in the Plan.

      The parties agree as follows:

      1. Award of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation hereby grants to Optionee an option to purchase from the Corporation ___________ shares of the Corporation's Common Stock upon payment to the Corporation of an exercise price of $_________ per share (the "Option"). The Optionee should consult with his or her tax advisor concerning the tax aspects of this Option award, its exercise and the subsequent sale of the shares acquired.

      2. Term and Termination.

            a. Term. Unless the Option terminates pursuant to subsection 2.b. or is subject to accelerated vesting pursuant to Section 3, the number of shares for which the Option may be exercised will vest in accordance with the following schedule:

            --------------------------------------------------------
                 Date                       Additional Shares
                                       Exercisable as of Such Date
            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------

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            b. Termination of Employment. In the event that the employment of the Optionee with the Corporation is terminated for any reason (including, without limitation, retirement), the Optionee may exercise the Option, with respect to the number of shares for which the Optionee is on that date vested, within ninety (90) days after the date of such termination; provided, however, that:

                  (i) If such termination is because of the Optionee's death or disability, then the Option may be exercised, with respect to the number of shares for which the Optionee is vested at the date of termination, by the Optionee or the Optionee's estate or other successor, as the case may be (hereinafter such person is referred to as the "Optionee"), within one (1) year after the date of Optionee's termination on account of death or disability. In the event of an exercise under the terms of this subsection by someone other than the original Optionee, appropriate proof of such person's authority to act on behalf of the Optionee or his or her estate must be provided to the Corporation.

                  (ii) If Optionee's employment is terminated for "cause" the Option shall terminate immediately. For purposes of this Agreement, "cause" shall be considered as the occurrence of any of the following events: (i) Optionee's refusal or intentional failure to carry out the reasonable directives of the Board of Directors or Officers of the Corporation; (ii) Optionee's habitual gross neglect of a substantial portion of his duties with the Corporation; and (iii) the Optionee's conviction of a felony involving fraud, theft, or embezzlement.

                  (iii) In no event (including by death of the Optionee) may the Option be exercised after the tenth anniversary of this Agreement.

      3. Acceleration. Notwithstanding the provisions in subsection 2.a., the Option shall vest and become exercisable for all shares for which the Option would otherwise be exercisable as of the first date set forth on the table in subsection 2.a which next follows the date of the occurrence of one of the following events (such events are hereinafter collectively referred to as the "Transfer"): (i) the sale of all or substantially all of the assets of the Corporation, or (ii) the sale of all or substantially all of the issued and outstanding stock of the Corporation, or (iii) the merger of the Corporation with or into another corporation where the Corporation is not the surviving corporation. The purpose and the intent of this subsection is to permit the Optionee to participate in such Transfer with respect to all shares vested or vesting as of the Transfer date pursuant to this Section 3. The Corporation will provide the Optionee with ten (10) days advanced written notice of any such Transfer so as to enable the Optionee to exercise the Option. Any exercise pursuant to this subsection shall be contingent and effective upon the closing or consummation of the transaction giving rise to acceleration hereunder.

      4. Exercise Procedure. The Optionee, or the Optionee's estate or other successor in the event contemplated by subsection 2.b., may exercise this Option by giving written notice of exercise of the Option to the Corporation at its principal office on the Notice of Exercise form annexed hereto as Exhibit B to this Agreement. Such notice shall state the number of whole shares with respect to which this Option is being exercised, shall be accompanied by a payment in an amount equal to the product of such number of whole shares multiplied by the exercise price per share (the "Exercise Price"). Such Exercise Price shall be payable either: (i) in cash or by certified or cashier's check, (ii) by transfer to the Corporation of Common Stock of the


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Corporation owned by the Optionee having a Fair Market Value (as defined in the
Plan), as of the date the Option is exercised, equal to such Exercise Price, or
(iii) by a combination of (i) and (ii).

      5. Lapse. Subject to the provisions in Sections 2 and 3, the Option shall lapse and be of no further force or effect on or after the tenth anniversary of the Effective Date, if it is not exercised before that anniversary.

      6. Other Conditions and Limitations.

            a. Transfer of Option Prohibited. The Option may not be sold or otherwise transferred by the Optionee. The Option is granted on the condition that any purchase of Employee Stock hereunder shall be for investment purposes only, and not with a view to resale or distribution. At the time of the exercise of the Option, the Optionee shall execute such documents as the Corporation may require to implement the foregoing conditions and to acknowledge the Optionee's familiarity with restrictions on the resale of the shares under applicable securities laws.

      7. No Rights as Shareholder. Before the exercise of the Option and the subsequent issuance of the corresponding stock certificate, the Optionee will have no rights as shareholder of the Corporation with respect to the shares subject to the Option.

      8. Dilution Protection. If the Corporation shall at any time pay a stock dividend or distribution on its Common Stock or if the Corporation shall at any time split, subdivide or combine the outstanding shares of its Common stock, the number of shares for which this Option may be exercised and the exercise price per share shall be adjusted proportionately. Any such adjustment shall be effective on the record date for the split, subdivision or combination.

      9. Termination of Restrictions. The restrictions on the transfer of Employee Stock will continue until such time as a class of shares of the Corporation's capital stock is registered under the Securities Exchange Act of 1934, as amended.

      10. Legend. The certificates representing the Employee Stock will bear a legend similar to the following:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN NETOPS CORPORATION AND THE ORIGINAL HOLDER HEREOF, A COPY OF WHICH MAY BE OBTAINED AT NETOPS CORPORATION'S PRINCIPAL PLACE OF BUSINESS.

      11. Definition of Employee Stock. For the purposes of this Agreement, Employee Stock shall continue to be Employee Stock in the hands of any holder other than the Optionee (except for the Corporation and purchasers after the restrictions on transfer have terminated pursuant to Section 9), and each such other holder of Employee Stock will succeed to all rights and obligations attributable to the Optionee as holder of Employee Stock hereunder. Employee


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

Stock will also include shares of the Corporation's capital stock issued with respect to shares of Employee Stock by ways of stock split, stock dividend or other recapitalization.

      12. Notices. Any notice provided for in this Agreement must be in writing, and must be personally delivered, or mailed first class mail, certified, return receipt requested, to the recipient at its most current address indicated below or at another address provided to the other party by adequate notice conforming to this Section:

          To the Corporation:   501 Washington Avenue
                                Pleasantville, NY 10570

          To the Optionee:      At the most recent address available in the
                                Corporation's employment records.

Any notice under this Agreement shall be deemed given when received by the addressee.

      13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement shall be reformed and construed as if such invalid provision had never been contained herein.

      14. Complete Agreement. This Agreement embodies the complete agreement and understanding of the parties and supersedes and pre-empts any prior understandings, agreements or representation, written or oral, between the parties, which may have related to the subject matter hereof in any way.

      15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Optionee, the Corporation, and their respective successors and assigns.

      16. Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement, will be governed by the laws of New York State, without regard to the conflict of law rules thereof.


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      IN WITNESS WHEREOF, the parties have executed this Agreement under seal on the date first written above.

                                    NETOPS CORPORATION


                                    ____________________________________________
                                    Louis A. Steinberg, President

                                    Optionee:


                                    ____________________________________________


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                                    EXHIBIT A

                               NETOPS CORPORATION

                          1997 LONG-TERM INCENTIVE PLAN

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                                    EXHIBIT B

                               NETOPS CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                               NOTICE OF EXERCISE

      The undersigned employee of NetOps Corporation (the "Corporation"), pursuant to NetOps Corporation's 1997 Long-Term Incentive Plan (the "Plan"), and pursuant to a Non-Qualified Incentive Stock Option Agreement dated as of 'hereby agrees to purchase from the Corporation __________(1) shares of common stock, no par value per share, of the Corporation ("Employee Stock") at an exercise price of $__________ per share.

Optionee:_______________________________________________________________________
              First                Middle                        Last
            (Print name exactly as it will appear on your stock certificate)

Social Security Number: __________- _________-__________

Address:________________________________________________________________________

      The undersigned Optionee has delivered the following consideration to the Corporation in exchange for the Employee Stock:

(1) $ ________________ in cash or by certified or bank cashier's check;

            and/or

(2) _________________ shares of the Corporation's common stock, no par value per share, having a fair market value (as defined in the Plan) of $_______________ as of __________,199_.

                                                    ____________________________

Date:_______________________


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      (1) No less than 100 shares may be purchased at one time unless the number purchased is the total number that may then be purchased under the Option.